Exhibit 10.2

THIRD AMENDMENT TO REVOLVING PROMISSORY NOTE AGREEMENT

This Third Amendment to Revolving Promissory Note Agreement is made and entered into as of the 10th day of May 2023, by and between Outdoor Specialty Products, Inc., a Nevada corporation (“Borrower”), and Ed Bailey (“Noteholder”).

WHEREAS, Borrower and Noteholder entered into that certain Revolving Promissory Note Agreement, dated December 1, 2021, in the original principal amount of $7,000.00, as amended on June 2, 2022 and November 21, 2022 (collectively, the “Original Note”), which currently provides for a maturity date of December 31, 2023 and a maximum principal indebtedness of $13,240.00; and

WHEREAS, Borrower and Noteholder desire to further amend the Original Note to increase the amount of principal indebtedness as provided herein.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, the parties hereto agree as follows:

1. Increase in Principal Indebtedness. The Original Note is hereby amended by changing the principal amount of the Note at the top of the first page from US $13,240 to US $15,000.00 and by changing the amount of the Principal Indebtedness in the preamble of the Original Note from THIRTEEN THOUSAND TWO HUNDRED FORTY AND NO/100 DOLLARS (US$13,240) to FIFTEEN THOUSAND AND NO/100 DOLLARS (US$15,000.00).

2. Defined Terms / No Further Modification. Any terms used but not defined herein shall have the meanings ascribed to them in the Original Note. Except as expressly set forth herein, the Original Note shall remain unmodified and shall continue in full force and effect.

Dated as of the date first written above.

Borrower:	OUTDOOR SPECIALTY PRODUCTS, INC.

	By	/s/ Kirk Blosch
	Name:	Kirk Blosch
	Title:	President

Noteholder:

/s/ Ed Bailey
Ed Bailey